UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  02/03/2010

Unitrin, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  0-18298

DE	95-4255452
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

One East Wacker Drive, Chicago, IL 60601
(Address of principal executive offices, including zip code)

312-661-4600
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 3, 2010, the registrant, Unitrin, Inc. ("Unitrin"), issued a press release announcing that Julie M. Howard, President and Chief Operating Officer of Navigant Consulting, Inc., a Chicago-based specialty consulting firm, has become a member of Unitrin's Board of Directors and its Audit, Compensation and Nominating & Corporate Governance Committees. Ms. Howard's board election and committee appointments occurred and were effective on February 3, 2010.

Ms. Howard will be entitled to participate in Unitrin's non-employee director compensation program, which is described in Unitrin's Proxy Statement for the 2009 Annual Meeting of Shareholders on file with the Securities and Exchange Commission ("SEC"). There is no arrangement or understanding with Ms. Howard pursuant to which she was selected as a director, and there are no transactions involving Ms. Howard or a member of her immediate family that would require disclosure by Unitrin under Item 404(a) of SEC Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Unitrin, Inc.

Date: February 04, 2010	By:	/s/ Scott Renwick
Scott Renwick
Senior Vice President